Exhibit 10.8

Loan Agreement

This Loan Agreement (this “Agreement”) is made and entered into this 12th day of December, 2018 in Shenzhen by and between:

Party A: Shenchuang Dachen(Shenzhen) Technology Co.,Ltd

Uniform Social Credit Code: 91440300MA5FE53C7T

Address: B203-A03, Hongji Garden Phase-3, Center city zone 4, Longgang District, Shenzhen

Party B: Zhang Jinlin

WHEREAS：

1.	Party A, a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (hereinafter referred to as “China”);

2.

Party B，a citizen of China, intends to make capital contribution and increase capital to 58 Life Circle (Shenzhen) Technology Co., Ltd. (hereinafter referred to as “Target Company”). For this purpose, Party B shall make a loan from Party A subject to the terms and conditions of this Agreement, and Party A is willing to provide such capital.

NOW, THEREFORE, in consideration of the above, the parties through amicably consultation hereby agree as follows:

1.	Loan

1.1

Party A agrees to provide Party B with interest-free loans in the total amount of RMB [140,000] subject to terms and conditions of this Agreement. Party B agrees to accept the loan provided by Party A and use it to complete the capital contribution and increase the capital to the Target Company subject to the terms and conditions of this Agreement.

2.	Tenure of Loan

2.1

Except as provided in Article 3.1 hereof, the tenure of the loan Party B made from Party A hereof shall be 10 years from the date of this Agreement. The tenure of the loan shall be automatically extended for an additional 10 years upon expiration, and thereafter the same.

3.	Repayment

3.1

In the event of any of the following circumstances occurred during the tenure of the loan or any extension, Party A shall have the right to decide, by written notice, that the loan made by Party B to Party A under this Agreement shall become due immediately. Party B may also be required to repay the loan in the manner set forth hereof:

(1)	Party B resigned or was dismissed from Party A or its affiliated company;

(2)	Party B diseased or with incapacity or limited capacity for civil conduct of;

(3)	Party B engaged in criminal activities or involved criminal activities

(4)	Party B is overdue in performing any other debts due or Party B’s ability to repay the loan under this Agreement may be affected by other significant personal liabilities; or

(5)

Party A exercised the Exclusive Option under the Exclusive Option Agreement (hereinafter referred to as “Exclusive Option Agreement”) entered into by and between Party A and its associates this [    ] day of [    ], 2018.

3.2	The parties hereby agree and acknowledge that in the event of the maturity of the loan, Party B may only repay the loan made by it from Party A hereof in the following manner:

a)

In the event that Party A exercises the Exclusive Equity Option under the Exclusive Option Agreement, Party B (or its successors or assigns) shall transfer its equity interest in the Target Company to Party A or the person designates by Party A to the extent permitted by Chinese law upon Party A’s written notification, and to repay the loan made by it from Party A hereof with the proceeds from the transfer of its equity interest;

b)

In the event that Party A exercises the Exclusive Asset Option under the Exclusive Option Agreement, Party B (or its successors or assigns) shall repay the loan made by it from Party A hereof with the distributed dividend and other proceeds distribute to it after the Target Company received the consideration of transfer.

3.3

The parties hereby agree and confirm that unless otherwise agreed in this Agreement, the loan made by Party B from Party A is interest-free. However, when the loan is due and Party B is required to transfer the equity to Party A or the person designates by Party A, if the actual consideration of equity (hereinafter referred to as “Corresponding Equity”) transfer of the Target

Company arising out of the increase of the capital of the Target Company is higher than the principal amount borrowed by Party B due to legal requirements or other reasons, then Party B shall transfer the portion of the Corresponding Equity higher than the principal amount of the loan to Party A as the interest on the loan or the cost of occupation of the fund, together with the principal amount as the repayment to the extent permitted by the laws of China.

3.4	The parties agree and confirm that Party B shall be deemed to have full performed its repayment obligations under this Agreement only if all of the following conditions have been met:

(1)	Party B has transferred all its equity interest in the Target Company to Party A and/or the person designates by Party A to the extent permitted by laws of China;

(2)

Party B has transferred all the proceeds of the Corresponding Equity or all the proceeds of the Corresponding Equity equal to the maximum amount permitted by law (including the principal and the maximum interest or cost of funds permitted by the applicable law in force) to Party A as the repayment of the loan.

4.	Security

4.1

In order to ensure the performance of the debts under this Agreement, Party B agrees to pledge all the equity interest in the Target Company held by it to Party A, and the minority shareholders of the Target Company also agree to sign a separate agreement to pledge all the equity interest in the Target Company held by them to Party A (hereinafter referred to as “Equity Pledge”).

4.2

The parties confirm that, in addition to the loan hereof, the principal debt secured by the Equity Pledge also including the debts of Party B, other shareholders of the Target Company and the Target Company against Party A under the Intellectual Property License Agreement, the Exclusive Consulting Service Agreement, the Business Operation Agreement and the Exclusive Option Agreement entered into by and between the parties this [    ] day of [    ], 2018. The parties agree to enter into a separate Equity Pledge Agreement with other associates in respect of the above matters.

5.	Representations and Warranties

5.1	Party A represents and warrants to Party B on the date of this Agreement:

(1)

It is a duly incorporated legal entity and validly existing, and it has obtained all approval of the government authorities, qualification certificate, license etc. necessary to its business operation; it has the power to enter into and perform this Agreement; necessary action or other approval is duly and validly taken by its shareholders or other authorities with the power to approval of this Agreement in respect of the execution, delivery and performance of this Agreement; this Agreement shall enter into force after it has been signed by the parties hereto and binding upon the parties, and can be enforced subject to the terms and conditions of this Agreement;

(2)	the execution, delivery and performance of this Agreement:

a)	shall not conflict with or violate the provisions of the following documents, or violate the provisions of the following documents upon receipt of the relevant notice or from time to time:
i.	Business License, Articles of Association, License, approval of incorporation by the government authorities, agreements relating to its incorporation or any other programmatic documents;
ii.	any laws of China or other regulations binding upon it;
iii.	any contracts or other documents that it is a party to or binding upon it or its assets;
b)	shall not cause any mortgage or other encumbrances on its assets or entitle any third party to set up any mortgage or encumbrance on its assets;
c)

shall not cause termination or modification of the terms of any contracts or other documents that it is a party to or binding upon on it or its assets, or entitled any other third party to terminate or modify the terms of such documents;

d)	shall not cause the suspension, revocation, damage, forfeiture or non-renewal of any approval, permit, registration, etc. of the appropriate government authorities.

(3)	The principal provided by Party A to Party B shall be the funds legally owned by Party A.

5.2	Party B represents and warrants to Party A on the date of this Agreement:

(1)

Party B has the power to sign and perform this Agreement. The execution and performance of this Agreement by Party B shall comply with the Articles of Association or other organizational documents of the Target Company;

(2)

The execution and performance of this Agreement by Party B shall not violate any laws, regulations, government approvals, authorizations, notices or other government documents that binding upon or affect it. It shall not violate any agreement entered into by and between Party B and any third party or any commitments made to any third party;

(3)	This Agreement shall constitute an obligation legally valid and enforceable against Party B upon it has been signed by the parties;

(4)

No any other third party interest in the equities and assets of the Target Company, except the pledge on the equity interest in the Target Company that Party B, other shareholders of the Target Company and Party A intends to set up subject to the Equity Pledge Agreement.

5.3	Party B hereby promise that, during the term of this Agreement:

(1)

it shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equities of the Target Company held by it, or allow to set up any encumbrance on such interest at any time after the date of this Agreement without the prior written consent of Party A, except the pledge set up on the equity interest in the Target Company subject to the Equity Pledge Agreement;

(2)

it shall not vote in favor or support or sign any resolution of shareholders on the general meeting of shareholders of the Target Company, to sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equities or assets of the Target Company without the prior written consent of Party A, or allow to set up any encumbrance on such interest, except for Party A or the Designee;

(3)

it shall not vote in favor or support or sign any resolution of shareholders on the general meeting of shareholders of the Target Company, to approve the Target Company to merge or consolidate with, acquire or invest in any person, or the division of the Target Company, the change of registered capital or the change of corporate form without the prior written consent of Party A;

(4)

it shall cause the Target Company to hold a general meeting of shareholders in time or to perform other necessary internal decision-making procedures and vote in favor of the transfer of the Purchase Equities/assets under this Agreement whenever Party A exercises the Exclusive Option;

(5)	it shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings;

(6)

it will execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims, to maintain the ownership of all equities held by the Target Company before Party A transfers its Equities;

(7)	it shall appoint or engage the persons designed by Party A as the directors or senior executives at Party A’s request;

(8)	Party A and/or the Designee shall immediately transfer its equity interest in the Target Company and waiver preemption rights to equity interest in the Target Company;

(9)

it shall strictly comply with this Agreement and other agreements signed jointly or separately by the parties hereto, faithfully perform the obligations under such agreements, and refrain from any action/omission that may affect the validity and enforcement of such agreements;

6.	Governing Law and Resolution of Disputes

6.1	The construction, validity, interpretation as well as dispute arising out of this Agreement shall be governed by the relevant laws of China.

6.2

All disputes arising out of or in connection with this Agreement shall be amicably resolved by the parties. In the event that any such dispute cannot be amicably resolved by the Parties within thirty days, then any Party may have a right to submit such dispute to Shenzhen-Hongkong-Macao Office of Zhanjiang Court of International Arbitration in Shenzhen. The arbitration shall be conducted by three arbitrators in accordance with the arbitration rules in force at that time. The Petitioner and the Respondent shall designate an arbitrator respectively, and the third arbitrator shall be appointed by Zhanjiang Court of International Arbitration. The award of the arbitration shall be final and binding on the parties. During the course of arbitration, the parties shall continue to perform their obligations under this Agreement, except the disputed matters or obligations submitted to arbitration. The arbitrators shall have the right to make an appropriate award in the light of the actual circumstances, to give Party A appropriate legal relief, including imposing restrictions on the business, shares or assets of the Target Company and prohibiting the Target Company to transfer or dispose of its business, shares or assets and enter into liquidation.

6.3	During the settlement of the dispute, the parties shall continue to perform the remaining provisions hereof, except disputed matters.

7.	Confidentiality

7.1

A party (hereinafter referred to as “Disclosing Party”) may disclose its confidential information to the other party (hereinafter referred to as “Receiving Party”) (including, but not limited to business information, customer information, financial information, contracts etc.) from time to time before the date  of this Agreement and during the term of this Agreement. The Receiving Party shall keep such information confidential and shall not use such information for the purposes other than those specified in this Agreement. The foregoing provision does not apply to:

a)	information that was known to the Receiving Party prior to the disclosure thereof to the Receiving Party by the Disclosing Party, as evidenced by written records;
b)	information that is or becomes part of the public domain without violation of this Agreement by the Receiving Party at present or in the future;
c)	information that is disclosed to the receiving party by a third party under no obligation of confidentiality;
d)	information disclosed by either party in accordance with relevant laws, regulations or regulatory requirements, or to its legal or financial advisers for the purpose of normal operation.

7.2	The foregoing confidentiality obligation of the parties under this Agreement shall survive after expiration or termination of this Agreement.

8.	Force Majeure

8.1

Force Majeure means unforeseeable, unavoidable and insurmountable events which cause a party fails to perform, in whole or in part, its obligation under this Agreement, including, but not limited to earthquakes, typhoons, floods, fires, wars, strikes, riots, governmental acts, legal provisions or changes in their application.

8.2

In the event of Force Majeure, the obligations affected by Force Majeure events shall automatically terminated during periods of delay caused by such events and the term of performance shall be automatically extended. The period of extension is the period of suspension. The affected party shall not be penalized or liable for such delay. The parties shall seek a fair solution and make every reasonable effort to minimize the impact of Force Majeure through amicably consultation immediately.

9.	Miscellaneous

9.1	Neither party shall change this Agreement after the effectiveness of this Agreement, unless with the written consent of the parties.

9.2

The Agreement is severable. If any provision hereof is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability any other provisions of this Agreement.

9.3

If a party fails or delays to exercise any of its rights under this Agreement shall not constitute a waiver of such right by such Party, and if such party has exercised its rights in whole or in part shall not preclude further exercise of such rights.

9.4

This Agreement shall be binding upon respective successors and assigns of the parties and for the benefit of the aforesaid persons. Without the prior written consent of Party A, Party B shall not transfer, pledge or otherwise assign its rights, interests or obligations under this Agreement.

9.5

Party B hereby agrees that Party A may, if necessary, assign its rights and obligations under this Agreement to other third parties. Party A shall only give written notice to Party B at the time of such transfer and shall no longer need to obtain Party B’s consent for such transfer.

9.6

This Agreement is prepared both in Chinese and English. The English Version is translated from the Chinese Version. If any differences exist concerning the same issue, the Chinese Version shall prevail.

9.7	This Agreement is made out in two (2) originals and each party will keep one (1).

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[Signature Page]

Party A: Shenchuang Dachen(Shenzhen) Technology Co.,Ltd

Legal Representative / Authorized Representative :_____________________

Seal:

Party B: Zhang Jinlin

Signature: